Exhibit 99.2

MAX RE CAPITAL’S
EXECUTIVES TO SPEAK AT
NASDAQ’S 16TH INVESTOR PROGRAM – CONSUMER & FINANCE FORUM

Hamilton, Bermuda, December 1, 2005. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) today announced that Robert J. Cooney, President and Chief Executive Officer, and Keith S. Hynes, Executive Vice President & Chief Financial Officer, will speak on December 7, 2005 at 4:45 pm (GMT) at the Nasdaq 16th Investor Program – Consumer & Finance Forum being held at The Chancery Court Hotel, High Holborn, London, United Kingdom.

The presentation given by Mr. Cooney and Mr. Hynes will be webcast and may be accessed on the Company’s website: www.maxre.bm.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects from the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act Of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005 and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes
Executive Vice President & CFO
441-296-8800
keithh@maxre.bm

N. James Tees
Senior Vice President & Treasurer
441- 296-8800
jimt@maxre.bm